SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 14, 2006

STEPAN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4462	36-1823834
(Commission File Number)	(I.R.S. Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois	60093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 446-7500

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2006, the Board of Directors (“Board”) of Stepan Company (“Stepan”) approved an amendment to the Directors Deferred Compensation Plan Restated as November 3, 1992 (“First Amendment”). The Compensation and Development Committee of the Board, which is composed entirely of independent directors, recommended that the Board approve the First Amendment. The First Amendment (i) allows the Board to amend the Subaccounts available under the Plan, (ii) deletes the restriction that a participating director shall not have more than two Subaccounts, (iii) increases the number of times the participating director is allowed to make investment changes to his respective Subaccounts, and (iv) adds a new section to allow for the non-elective grant to non-employee directors of an annual stock award of $15,000. A copy of the First Amendment is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
99.1	First Amendment to the Stepan Company Directors Deferred Compensation Plan Restated as November 3, 1992

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

By:	/s/ Kathleen M. Owens
Kathleen M. Owens
Assistant Secretary

Date: February 16, 2006

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EXHIBIT INDEX

Exhibit Number	Description
99.1	First Amendment to the Stepan Company Directors Deferred Compensation Plan Restated as November 3, 1992

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